UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2004

SCHUFF INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22715	86-1033353

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1841 W. Buchanan Street, Phoenix, AZ	85009

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (602) 252-7787

Not applicable.

(Former name or former address, if changed since last report.)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
EX-99.1

Item 5. Other Events

     On April 29, 2004, Schuff International, Inc. (the “Company”) announced that its board of directors was advised that David A. Schuff, Chairman of the Board, and Scott A. Schuff, President and Chief Executive Officer of the Company intend to commence a tender offer to purchase all of the outstanding common stock of the Company. A special committee of the company’s Board of Directors comprised of independent directors has been formed to evaluate the proposal.

     The proposed offer may be completed only in accordance with applicable state and federal laws including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. A tender offer for the outstanding shares of Schuff International, Inc. common stock has not yet commenced. If a tender offer commences, each security holder of Schuff International, Inc. should read the tender offer statement when it becomes available because it will contain important information about the tender offer. Once a filing is made, security holders of Schuff International, Inc. can obtain the tender offer statement and other documents that are filed with the Securities and Exchange Commission for free on the Securities and Exchange Commission’s web site at http://www.sec.gov.

     A copy of the press release announcing the signing of the Purchase Agreement is filed herewith as Exhibit 99.1 and is hereby incorporated by reference into this Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit Number	Description
99.1	Press Release dated April 29, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHUFF INTERNATIONAL, INC.

Date: April 29, 2004	/s/ Scott D. Sherman

Scott D. Sherman
Vice President and General Counsel